                               Exhibit 11.1

                               PALFED, Inc.

            Statement Regarding Computation of Per Share Data

                                                                 Three Months      Nine Months
                                                                     Ended            Ended
                                                                 September 30     September 30
                                                                ---------------  ---------------
                                                                         (in thousands)
1997
Weighted average shares outstanding...........................         5,208            5,198
Stock options outstanding.....................................           337              303
Shares assumed repurchased....................................          (180)            (150)
                                                                       -----            -----
Average common and common equivalent shares (1)...............         5,365            5,351
                                                                       -----            -----
                                                                       -----            -----

                                                                 Three Months      Nine Months
                                                                     Ended            Ended
                                                                 September 30     September 30
                                                                ---------------  ---------------
                                                                         (in thousands)
1996
Weighted average shares outstanding...........................         5,136            5,126
Stock options outstanding.....................................           230              230
Shares assumed repurchased....................................          (135)            (136)
                                                                       -----            -----
Average common and common equivalent shares (1)...............         5,231            5,220
                                                                       -----            -----
                                                                       -----            -----


(1) Stock options outstanding less shares assumed repurchased are common stock equivalents.